                       THE HALLWOOD GROUP INCORPORATED


To: Brokers, Banks and Other Nominees

Ladies and Gentlemen:

    Enclosed is a copy of materials relating to an Offer being made by The Hallwood Group Incorporated to Stockholders of its common stock. Hallwood Group has commenced a tender offer to purchase any and all outstanding shares of the Company's common stock at a price of $27.50 per Share in Cash. We refer you to the enclosed materials for the terms and conditions of the Offer. You may obtain additional copies of all materials by contacting The Hallwood Group Incorporated Investor Relations, the Depositary and Information Agent for the Offer, at: P.O. Box 378111, 4582 South Ulster Street Parkway, Suite 1700, Denver, Colorado 80237, phone (800) 882-9225.

    Since you are the holder of record, in order to participate in the Offer on behalf of your clients, you should complete, execute and mail the Letter of Transmittal (containing the Certificate of Broker, Bank or other Nominee) that is enclosed with this letter to The Hallwood Group Incorporated Investor Relations at the address above, together with the Share certificate(s) tendered. You should mail the certificate(s) as soon as practicable after you receive authorization from your clients, together with a Broker Letter of Transmittal for the Offer. All documents must be received on or before June 16, 1997, which is the expiration date for the Offer, unless it is extended.

                             THE CUSIP NUMBER IS:

                                 406364 40 6

    The Depositary agrees to reimburse you for the customary reasonable expenses of solicitation of your clients. Your reimbursement request should be submitted through The Hallwood Group Incorporated Investor Relations, attn:
Monica Dozier.  We appreciate your cooperation in this matter.

                                       Very truly yours,

                                       THE HALLWOOD GROUP INCORPORATED
                                       INVESTOR RELATIONS

Enclosures:
    Letter to the Shareholders with Questions and Answers Section
    Client Letter to Beneficial Owners
    Broker Letter of Transmittal for the Offer
    Offer to Purchase
    13E-4
    Press Release Dated April 30, 1997

                            LETTER OF TRANSMITTAL
                   (FOR BROKERS, BANKS AND OTHER NOMINEES)

    Pursuant to instructions received from certain beneficial owners of The Hallwood Group Incorporated, we herewith deliver to you the below listed Hallwood Group Stock. These Shares are being delivered to you pursuant to the Offer to Purchase For Cash up to 300,000 Shares of The Hallwood Group Incorporated common stock. We shall retain in our files a copy of the instructions received from such beneficial owners.

    The undersigned hereby warrants that (i) it has transmitted to each beneficial owner it represents the materials provided regarding the Offer and
(ii) it is currently submitting for sale a total of:

-------------------------------------------------------------------------------
   _______ Shares representing   __________ Beneficial Shareholder Accounts
-------------------------------------------------------------------------------

                CERTIFICATE OF BROKER, BANK OR OTHER NOMINEE
                  (IF YOU HAVE ADDITIONAL ACCOUNTS TO LIST,
                    PLEASE ATTACH THAT LIST TO THIS FORM)

Stockholder Name  Social Security Number  Internal Acct. Number  Share Amount

----------------  ----------------------  ---------------------  ------------

----------------  ----------------------  ---------------------  ------------

----------------  ----------------------  ---------------------  ------------

----------------  ----------------------  ---------------------  ------------

----------------  ----------------------  ---------------------  ------------

----------------  ----------------------  ---------------------  ------------

----------------  ----------------------  ---------------------  ------------

    We hereby attest that the above list and any attached list of stockholder names, social security numbers, account numbers and corresponding Share holdings sets forth a complete list of such information, including the entire number of Shares owned by clients of our firm who are tendering pursuant to the Offer at this time.

Signed:                                Dated:
       ------------------------------        -----------------------

By:
    ---------------------------------
          (Please print name)

Name, Address and Telephone Number of Broker, Bank or Nominee:

Tax I.D. Number:

         Any questions or requests for assistance may be directed to:

              THE HALLWOOD GROUP INCORPORATED INVESTOR RELATIONS

                             Toll-Free Nationwide
                                (800) 882-9225

   THIS COMPLETED FORM MUST BE RECEIVED ON OR BEFORE MONDAY, JUNE 16, 1997